Exhibit 24
POWER OF ATTORNEY
     Each of the undersigned officers and/or directors of Too, Inc., a Delaware corporation (the “Company”), hereby appoints Michael W. Rayden and Poe A. Timmons as his or her true and lawful attorneys-in-fact, or either of them individually with power to act without the other, as his or her true and lawful attorney-in-fact, in his or her name and on his or her behalf, and in any and all capacities stated below, to sign and to cause to be filed with the Securities and Exchange Commission the Company’s Annual Report on Form 10-K for the fiscal year ended January 28, 2006, and any and all amendments thereto, hereby granting unto said attorneys, and to each of them, full power and authority to do and perform in the name and on behalf of the undersigned, in any and all such capacities, every act and thing whatsoever necessary to be done in and about the premises as fully as each of the undersigned could or might do in person, hereby granting to each such attorney full power of substitution and revocation, and hereby ratifying all that any such attorney or his substitute may do by virtue hereof.
     IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney in counterparts if necessary, effective as of March 23, 2006.

Signature	Title

/s/ Michael W. Rayden	Chairman of the Board of Directors, President and
Michael W. Rayden	Chief Executive Officer (Principal Executive Officer)

/s/ Poe A. Timmons Poe A. Timmons	Senior Vice President and Chief Financial Officer (Principal Financial and Principal Accounting Officer)

/s/ Elizabeth M. Eveillard	Director

Elizabeth M. Eveillard

/s/ Nancy J. Kramer	Director

Nancy J. Kramer

/s/ David A. Krinsky	Director

David A. Krinsky

/s/ Philip E. Mallott	Director

Philip E. Mallott

/s/ Fredric M. Roberts	Director

Fredric M. Roberts

/s/ Kenneth J. Strottman	Director

Kenneth J. Strottman

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